UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2005

CAMDEN PROPERTY TRUST

(Exact name of Registrant as specified in its Charter)

Texas (State or other jurisdiction of incorporation or organization)	1-12110 (Commission file number)	76-6088377 (I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Camden Property Trust (“Camden”), Camden Summit, Inc., a wholly owned subsidiary of Camden (“Camden Summit”), and Summit Properties Inc. (“Summit”) entered into Amendment No. 2 to Agreement and Plan of Merger, dated as of January 24, 2005 (the “Amendment”), in order to amend and restate Section 2.7(a) of the Agreement and Plan of Merger, dated as of October 4, 2004, among Camden, Camden Summit and Summit, which Section relates to the treatment of outstanding options to purchase shares of Summit common stock at the effective time of the merger of Summit with and into Camden Summit.

For additional information, reference is made to the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number	Title
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of January 24, 2005, by and among Camden Property Trust, Camden Summit, Inc., and Summit Properties Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2005	CAMDEN PROPERTY TRUST
	By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of January 24, 2005, by and among Camden Property Trust, Camden Summit, Inc., and Summit Properties Inc.